1 LOUISIANA-PACIFIC CORPORATION NYSE CLAWBACK POLICY Louisiana-Pacific Corporation (the “Company”) has adopted this clawback policy (the “Policy”) as a supplement to any other clawback policies in effect now or in the future at the Company. The Policy shall be interpreted to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified by Section 10D of the Exchange Act, and the rules and requirements of the NYSE (including Section 303A.14 of the NYSE Listed Company Manual) (such legal requirements, and rules and requirements of the NYSE, collectively, the “SEC/NYSE Clawback Rules”). 1. Definitions. For purposes of the Policy, the following capitalized terms shall have the meanings set forth below: (a) “Accounting Restatement” shall have the meaning set forth in Section 2 of the Policy. (b) “Applicable SOX Recoupment Amount” shall have the meaning set forth in Section 11(b)(ii) of the Policy. (c) “Board” means the Board of Directors of the Company. (d) “Committee” shall have the meaning set forth in Section 5 of the Policy. (e) “Company Group” means the Company, together with each of its direct and indirect subsidiaries. (f) “Erroneously Awarded Compensation” shall have the meaning set forth in Section 4(a) of the Policy. (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended. (h) “Executive Officer” means any officer of the Company as defined in Section 303A.14(e) (or any successor provision thereof) of the NYSE Listed Company Manual. (i) “Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any other measures that are derived wholly or in part from such measures. For purposes of the Policy, stock price and total shareholder return (and any measures that are derived wholly or in part from stock price or total shareholder return) shall be considered Financial Reporting Measures. For the avoidance of doubt, a Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the SEC. (j) “Incentive-Based Compensation” mean any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. (k) “NYSE” means the New York Stock Exchange. (l) “Received” means the time at which the Incentive-Based Compensation is received, and Incentive-Based Compensation shall be deemed received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if payment or grant of the Incentive-Based Compensation occurs after the end of that period.

2 (m) “Restatement Date” means the earlier to occur of (i) the date the Board, a committee of the Board or the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement. (n) “SEC” means the Securities and Exchange Commission. (o) “Voluntary Recoupment Policy” shall have the meaning set forth in Section 9 of the Policy. 2. Application of the Policy. The Policy shall only apply in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (such accounting restatement, an “Accounting Restatement”). 3. Recovery Period. The Incentive-Based Compensation subject to clawback is the Incentive-Based Compensation Received during the three completed fiscal years immediately preceding a Restatement Date and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years, provided that the person served as an Executive Officer at any time during the performance period applicable to the Incentive- Based Compensation in question. Notwithstanding the foregoing, the Policy shall only apply if the Incentive-Based Compensation is Received (a) while the issuer has a class of securities listed on the NYSE and (b) on or after October 2, 2023. 4. Erroneously Awarded Compensation. (a) The amount of Incentive-Based Compensation subject to the Policy (“Erroneously Awarded Compensation”) is the amount of Incentive-Based Compensation Received that exceeds the amount of Incentive Based-Compensation that otherwise would have been Received had it been determined based on the restated amounts and shall be computed without regard to any taxes paid. (b) For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement: (1) the amount shall be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received; and (2) the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the NYSE. 5. Recovery of Erroneously Awarded Compensation. The Company shall recover reasonably promptly any Erroneously Awarded Compensation except to the extent that the conditions of paragraphs (a), (b), or (c) below apply. The Compensation Committee of the Board (the “Committee”)1 shall determine the repayment schedule for each amount of Erroneously Awarded Compensation in a manner that complies with this “reasonably promptly” requirement. Such determination shall be consistent with any applicable legal guidance, by the SEC, judicial opinion, or otherwise. The determination of “reasonably promptly”

3 may vary from case to case and the Committee is authorized to adopt additional rules to further describe what repayment schedules satisfy this requirement. (a) Erroneously Awarded Compensation need not be recovered if the direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered, and the Committee has made a determination that recovery would be impracticable. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on the expense of enforcement, the Company shall make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover, and provide that documentation to the NYSE. (b) Erroneously Awarded Compensation need not be recovered if recovery would violate home country law where that law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of home country law, the Company shall obtain an opinion of home country counsel, acceptable to the NYSE, that recovery would result in such a violation and shall provide such opinion to the NYSE. (c) Erroneously Awarded Compensation need not be recovered if recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 6. Committee Decisions. Decisions of the Committee with respect to the Policy shall be final, conclusive and binding on all Executive Officers subject to the Policy, unless determined to be an abuse of discretion. Except as otherwise required by applicable legal requirements or the rules and regulations of the NYSE, any determinations of the Committee hereunder need not be uniform with respect to one or more Executive Officers (whether current and/or former). 7. No Indemnification. Notwithstanding anything to the contrary in any other policy of the Company or any agreement between the Company and an Executive Officer, (a) no Executive Officer shall be indemnified by the Company against (i) the loss of any Erroneously Awarded Compensation that is repaid, returned or recovered pursuant to the terms of the Policy, or (ii) any claims by any such Executive Officer relating to the Company’s enforcement of its rights under the Policy (any Executive Officer waives any right to such indemnification pursuant to this clause (a)) and (b) the Company shall not pay or reimburse any Executive Officer for insurance premiums to recover losses under the Policy. 8. Acknowledgment. Each Executive Officer shall be required to sign and return to the Company the form of acknowledgment to the Policy in the form attached hereto as Exhibit A pursuant to which such Executive Officer will agree to be bound by the terms of, and comply with, the Policy. 9. Amendment; Termination. The Committee may amend or terminate the Policy at any time, subject to compliance with all applicable legal requirements, and the rules and requirements of the NYSE. The Policy is separate from, and in addition to, the Compensation Recoupment Policy of the Company (the “Voluntary Recoupment Policy”), which has been voluntarily adopted by the Company and is intended to provide for discretionary recoupment beyond the scope of the SEC/NYSE Clawback Rules in certain circumstances beyond the scope of the Policy. 10. Interpretation. The Policy will supersede any provisions in (a) any agreement, plan or other arrangement applicable to any member of the Company Group, and (b) any organizational documents of any entity that is part of Company Group that, in any such case, (i) exempts any Incentive-Based

4 Compensation from the application of the Policy, (ii) waives or otherwise prohibits or restricts the Company Group’s right to recover any Erroneously Awarded Compensation, including, without limitation, in connection with exercising any right of setoff as provided herein, and/or (iii) requires or provides for indemnification to the extent that such indemnification is prohibited under Section 7 above. 11. Other Recoupment Rights; No Additional Payments. (a) Subject to Section 11(b) of the Policy, any right of recoupment under the Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company Group pursuant to (i) the terms of any recoupment provisions in any employment agreement, incentive or equity compensation plan or award or other agreement, (ii) any other legal requirements, including, but not limited to, Section 304 of Sarbanes-Oxley Act of 2002, and (iii) any other legal rights or remedies available to the Company. (b) Notwithstanding anything herein to the contrary, to prevent duplicative recovery: (i) to the extent that the amount of any Erroneously Awarded Compensation is recovered from any current or former Executive Officers under the Policy, the Company will not be entitled to recover any such amounts under the Voluntary Recoupment Policy; and (ii) to the extent that any Erroneously Awarded Compensation includes any amounts that have been actually reimbursed to the Company Group from any current or former Executive Officer pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (any such amounts that have been reimbursed to the Company Group, the “Applicable SOX Recoupment Amount”), the amount of any Erroneously Awarded Compensation to be recovered from any such current or former Executive Officer shall be reduced by the Applicable SOX Recoupment Amount.

5 Exhibit A Form of Acknowledgment By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Louisiana-Pacific Corporation NYSE Clawback Policy (as amended from time to time, the “Policy”). Capitalized terms used but not otherwise defined in this acknowledgment shall have the meanings ascribed to such terms in the Policy. By signing this acknowledgment, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy (as now in effect and as it may be amended in the future) and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning the amount of any Erroneously Awarded Compensation to the Company to the extent required by the Policy. ______________________________ Signature ______________________________ Print Name ______________________________ Date 35947605.7 December 1, 2023